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                                                                 EXHIBIT 10.31



                             CONTRIBUTION AGREEMENT

         THIS CONTRIBUTION AGREEMENT (this "AGREEMENT") is entered into as of the 12th day of January, 2000, by and among National Information Consortium, Inc., a Colorado corporation ("NIC"), Conquest, Inc., a NIC entity, a Colorado corporation (the "COMPANY"), and the members (the "CONQUEST MEMBERS") of Conquest Softworks, L.L.C., a Colorado limited liability company ("CONQUEST").

                                    RECITALS

         WHEREAS, NIC and the Conquest Members will form the Company for the purpose of carrying out the transactions contemplated by this Agreement;

         WHEREAS, NIC desires to contribute the NIC Assets (as defined below) to the Company in exchange for fifty percent (50%) of the shares of the Company's common stock, par value $.001 per share (the "SHARES") outstanding immediately following the Closing (as defined below), subject to the terms and conditions of this Agreement; and

         WHEREAS, the Conquest Members desire to contribute all of the member interests in Conquest (the "MEMBER INTERESTS") to the Company in exchange for fifty percent (50%) of the Shares outstanding immediately following the Closing, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, NIC, the Company and the Conquest Members hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         "AGREEMENT" shall mean this Contribution Agreement, dated January 12, 2000, by and among NIC, the Company and the Conquest Members.

         "ARTICLES OF INCORPORATION" shall mean the Articles of Incorporation of the Company, substantially in the form attached hereto as Exhibit 1.1, as the same may be amended, supplemented or otherwise modified from time to time.

         "CLOSING" shall have the meaning set forth in Section 3.1 of this Agreement

         "CLOSING DATE" shall mean the actual date of the Closing.

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         "CONQUEST" shall mean Conquest Softworks, L.L.C., a Colorado limited liability company.

         "GAAP" means generally accepted accounting principles as currently in effect in the United States consistently applied.

         "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, but does not include any such entity in its capacity as a party to any contract.

         "LIABILITIES" shall mean, as to any Person, all debts, liabilities and obligations, direct, indirect, absolute or contingent of such Person or entity, whether accrued, vested or otherwise, whether known or unknown and whether or not actually reflected, or required by GAAP to be reflected, in such Person's balance sheets or other books and records.

         "LIENS" shall mean any adverse claims, liens, security interests, charges, leases, licenses and other encumbrances of any kind and nature.

         "MEMBER INTERESTS" shall mean the member interests in Conquest, as set forth in Schedule 2.2.

         "COMPANY" shall mean Conquest, Inc., a NIC entity, a Colorado corporation.

         "NIC" shall mean National Information Consortium, Inc., a Colorado corporation.

         "NIC ASSETS" shall mean the assets set forth on Schedule 2.1 to be contributed by NIC to the Company pursuant to the terms and conditions of this Agreement.

         "PERSON" shall mean any individual, corporation, partnership, joint venture, trust, incorporated organization, limited liability company, other form of business or legal entity or Governmental Authority.

         "RELATED AGREEMENTS" shall mean, collectively, the Common Stock Purchase Agreement to be entered by and among NIC and the Conquest Members, substantially in the form of Exhibit 1.2 attached hereto, and the Investors' Rights Agreement to be entered into by and among the Company, NIC and the Conquest Members, substantially in the form of Exhibit 1.3 attached hereto.

         "SHARES" shall mean the shares of the Company's common stock, par value $.001 per share.

                                   ARTICLE II

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                CONTRIBUTION OF ASSETS; ASSUMPTION OF LIABILITIES

         2.1 CONTRIBUTIONS OF NIC. Subject to the terms and conditions contained in this Agreement, at the Closing NIC shall contribute, transfer, assign, convey and deliver to the Company, and the Company shall acquire from NIC free and clear of all liens and encumbrances, the NIC Assets as set forth in Schedule 2.1 hereto, which assets consist of the following:

         (i) all of the NIC software business operations and assets (including all sources codes, software applications, contracts and potential contracts and other assets) for Uniform Commercial Code internal government office software and corporations/business entities internal government office software for secretary of states offices; and

         (ii) the sum of Two Million Dollars ($2,000,000) in cash.

         The parties hereto hereby agree and acknowledge that the remaining NIC business shall not be included in the NIC Assets, including but not limited to all government database filing and interface software. NIC shall execute and deliver such bills of sale and other documents of transfer as may be necessary or reasonably requested to effect and memorialize the contributions, transfers, assignments, conveyances and deliveries set forth in this Section 2.1.

         2.2 CONTRIBUTIONS OF CONQUEST MEMBERS. Subject to the terms and conditions contained in this Agreement, at the Closing each Conquest Member shall contribute, transfer, assign, convey and deliver to the Company, and the Company shall acquire from the Conquest Member, free and clear of all liens and encumbrances, all of the Conquest Member's right, title and interest in: (i) the Member Interests as set forth in Schedule 2.2 (which the Conquest Members represent and warrant constitute all of the issued and outstanding member interests in Conquest); and (ii) source codes, domain names, and ISP addresses developed by or used in Conquest's business.

         Each Conquest Member shall execute and deliver such bills of sale and other documents of transfer as may be necessary or reasonably requested to effect and memorialize the contributions, transfers, assignments conveyances and deliveries to be made by such Conquest Member under this Section 2.2.

         Each Conquest Member understands and agrees that, upon the contributions, transfers, assignments, conveyances and deliveries set forth in this Section 2.2, all rights that such Conquest Member may have as a member or employee of Conquest shall terminate.

         2.3 ASSUMPTION OF LIABILITIES. On and after the Closing Date, the Company will, pursuant to an assumption agreement in a form reasonably satisfactory to the parties hereto, assume and agree to pay, perform and discharge when due, all of the following Liabilities (collectively, the "ASSUMED LIABILITIES"): All of Conquest's executory contracts, entered into in the ordinary course of its business, to provide software and related services to state and county governments, and all of the contracts listed in Schedule 2.1 attached hereto.

         2.4 ISSUANCE OF SHARES. As consideration for the contributions of NIC set forth in Section 2.1 above, and subject to the terms and conditions contained in this Agreement and the Articles of Incorporation, the Company shall issue to NIC 15,000,000 validly issued, fully paid and nonassessable Shares of the Company, which shall constitute fifty percent (50%) of the issued and outstanding capital stock of the Company on the Closing Date. As consideration for the contributions of the Conquest Members set forth in Section 2.2 above, and subject to the terms and conditions contained in this Agreement and the Articles of Incorporation, the Company shall issue to the Conquest Members an aggregate of 15,000,000 validly issued, fully paid and nonassessable Shares of the Company, which shall constitute fifty percent (50%) of the issued and outstanding capital stock of the Company on the Closing Date.

                                   ARTICLE III

                                     CLOSING

         3.1 TIME AND PLACE OF CLOSING. The consummation of the contributions described herein and the other transactions contemplated hereby (the "CLOSING") shall take place on January 14, 2000, at the offices of Morrison & Foerster LLP, 5200 Republic Plaza, 370 Seventeenth Street, Denver, Colorado 80202-5638, or at such other date or location as the parties may mutually agree.

         3.2 RELATED AGREEMENTS. On the Closing, the relevant parties shall enter into the Common Stock Purchase Agreement substantially in the form set forth as Exhibit 1.2 attached hereto, and the Investors' Rights Agreement substantially in the form set forth as Exhibit 1.3 attached hereto.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         4.1 REPRESENTATIONS AND WARRANTIES OF NIC. Except as set forth in
Schedule 4.1 attached hereto, NIC hereby represents and warrants to the other parties to this Agreement as follows:

         (a) DUE ORGANIZATION. NIC is duly organized, validly existing and in good standing under the laws of the State of Colorado, and has the requisite power and authority to own or lease its properties and to carry on its business as presently conducted. NIC has all requisite power and authority to enter into this Agreement and the Related Agreements and to perform its obligations hereunder and thereunder.

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         (b) POWER AND AUTHORITY. The execution, delivery and performance by NIC of this Agreement and the Related Agreements and the consummation by NIC of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement has been, and each of the Related Agreements will on the Closing Date be, duly executed and delivered by NIC and constitutes or, in the case of the Related Agreements, upon execution thereof will constitute, a valid and legally binding obligation of NIC, enforceable against it in accordance with its terms.

         (c) GOOD AND MARKETABLE TITLE. NIC has good and marketable title to the NIC Assets to be contributed hereunder, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, with full right and authority to deliver the same hereunder, and that upon delivery of the NIC Assets hereunder, the Company will receive good and marketable title thereto, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever. The Conquest Members have been provided true and accurate copies of all contracts listed in Schedule 2.1, and there have been no amendments or modifications to, or breach of, such contracts as of the date hereof.

         (d) NO VIOLATION. The execution, delivery and performance of this Agreement and the Related Agreements by NIC and the consummation by NIC of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach of any provision of the charter or bylaws of NIC,
(ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (iii) require the consent or approval of any Person (other than a Governmental Authority) or violate or conflict with, or result in a breach of any provision of, constitute a default (or an event which with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in the creation of a Lien under, any of the terms, conditions or provisions of any contract, license or other agreement or instrument to which NIC is a party or by which it or its assets or property are bound, or (iv) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation applicable to NIC; other than any consents and approvals the failure of which to obtain and any violations, conflicts, breaches defaults and other rights set forth pursuant to clauses (ii), (iii) and (iv) above which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the NIC Assets or NIC's ability to perform its obligations under this Agreement or the Related Agreements.

         (e) LEGAL PROCEEDINGS. There is no litigation, proceeding or governmental investigation to which NIC is a party pending or, to the knowledge of NIC, threatened against NIC or that relates to the transactions contemplated by this Agreement which could, either individually or in the aggregate, result in a material adverse effect on the NIC Assets or which seeks to restrain or enjoin the consummation of any of the transactions contemplated hereby. NIC is not in violation of any term of any judgment, writ, decree, injunction or order entered by any court or governmental authority (domestic or foreign) and outstanding against NIC or with respect to the NIC Assets, except for such violations which could not, individually or in the aggregate, have a material adverse effect on the NIC Assets. To the knowledge of NIC, there are no facts which would provide a basis for any successful prosecution of any such litigation, proceeding or investigation.

         (f) NO FEES. Neither NIC nor its officers, directors or employees, on behalf of NIC, has employed any broker or finder or incurred any other Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

         4.2 REPRESENTATIONS AND WARRANTIES OF THE CONQUEST MEMBERS. Except as set forth in Schedule 4.2 attached hereto, each of the Conquest Members hereby represents and warrants to NIC and the Company as follows:

         (a) DUE ORGANIZATION OF CONQUEST. Conquest is duly organized, validly existing and in good standing under the laws of the State of Colorado, and has the requisite power and authority to own or lease its properties and to carry on its business as presently conducted.

         (b) POWER AND AUTHORITY. This Agreement has been, and each of the Related Agreements will on the Closing Date be, duly authorized, executed and delivered by the Conquest Member and constitutes or, in the case of the Related Agreements, upon execution thereof will constitute, valid and binding obligations of the Conquest Member enforceable against such Conquest Member in accordance with its terms.

         (c) FINANCIAL INFORMATION. (i) The unaudited balance sheet of Conquest as at December 31, 1999 (such latest balance sheet being referred to herein as the "BALANCE SHEET") and the related statements of operations and cash flows for the period ending December 31, 1999, copies of which have been furnished to NIC and which are attached hereto as Schedule 4.2(c), present fairly in all material respects the financial condition of Conquest as at December 31, 1999, and the results of its operations for the twelve-month period ending on December 31, 1999. At December 31, 1999, Conquest did not have any material contingent obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment not reflected in the Balance Sheet or otherwise disclosed in the Schedules to this Agreement.

         (ii) Except to the extent set forth in the Balance Sheet, Conquest does not have any Liabilities or obligations (absolute, accrued, contingent or otherwise), whether due or to become due which would be required, in accordance with GAAP, to be set forth on a balance sheet of Conquest, other than any such Liabilities or obligations incurred since December 31, 1999 in the ordinary course of business consistent with past practice.

         (d) GOOD AND MARKETABLE TITLE. Such Conquest Member has good and marketable title to all Member Interests and other assets to be contributed by such Conquest Member hereunder, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, with full right and authority to deliver the same hereunder, and that upon delivery of such Member Interests hereunder, the Company will receive good and marketable title thereto, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever.

         (e) NO VIOLATION. The execution, delivery and performance of this Agreement and the Related Agreements by such Conquest Member and the consummation by such Conquest Member of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach of any provision of the organizational documents of Conquest, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (iii) require the consent or approval of any Person (other than a Governmental Authority) or violate or conflict with, or result in a breach of any provision of, constitute a default (or an event which with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in the creation of a Lien under, any of the terms, conditions or provisions of any contract, license or other agreement or instrument to which Conquest or such Conquest Member is a party or by which they or their respective assets or property are bound, or (iv) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation applicable to Conquest or such Conquest Member; other than any consents and approvals the failure of which to obtain and any violations, conflicts, breaches defaults and other rights set forth pursuant to clauses (ii), (iii) and (iv) above which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the assets, business or condition (financial or otherwise) of Conquest or the Conquest Member or the Conquest Member's ability to perform its obligations under this Agreement or the Related Agreements.

         (f) LEGAL PROCEEDINGS. There is no litigation, proceeding or governmental investigation to which Conquest is a party pending or, to the knowledge of the Conquest Member, threatened against Conquest or that relates to the transactions contemplated by this Agreement which could, either individually or in the aggregate, result in a material adverse effect on the assets, business or condition (financial or otherwise) of Conquest or which seeks to restrain or enjoin the consummation of any of the transactions contemplated hereby. Conquest is not in violation of any term of any judgment, writ, decree, injunction or order entered by any court or governmental authority (domestic or foreign) and outstanding against Conquest or with respect to its assets, except for such violations which could not, individually or in the aggregate, have a material adverse effect on the assets, business or condition (financial or otherwise) of Conquest. To the knowledge of such Conquest Member, there are no facts which would provide a basis for any successful prosecution of any such litigation, proceeding or investigation.

         (g) NO FEES. Except as set forth in Schedule 4.2(g) hereto, such Conquest Member has not employed any broker or finder or incurred any other Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

         4.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties given by the parties in Article IV shall survive the Closing until the third anniversary of the Closing Date, at which time such representations and warranties will terminate.

                                    ARTICLE V

                                    COVENANTS

         5.1 FILINGS. As promptly as practicable after the date of this Agreement, each of the parties hereto shall make or cause to be made all filings and submissions under applicable laws and regulations, if any, as may be required for the consummation of the transactions contemplated by this Agreement. Each of the parties hereto shall coordinate and cooperate in exchanging such information and providing such reasonable assistance as may be requested by either of them in connection with the filings and submissions contemplated by this Section 5.1.

         5.2 CONSENTS. Each of the parties hereto shall use their best efforts to obtain all necessary consents, approvals and waivers of all Governmental Authorities necessary for the consummation of the transactions contemplated by this Agreement and all consents, approvals and waivers required under any contract, license or other agreement to which it is a party.

         5.3 AGREEMENT TO COOPERATE; FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Closing Date any further action is necessary or desirable to transfer any of the NIC Assets or the Member Interests to the Company (including obtaining any third party consents), to effect the assumption by the Company of the Assumed Liabilities or otherwise to carry out the purposes of this Agreement, the parties hereto shall execute such further documents (including assignments, acknowledgements and consents and other instruments of transfer) and shall take such further action as shall be necessary or desirable to effect such transfer and to otherwise carry out the purposes of this Agreement, in each case to the extent not inconsistent with applicable law.

         5.4 CONDUCT OF CONQUEST PENDING THE CLOSING DATE. The Conquest Members agree that except with the prior written consent of NIC, prior to the Closing Date Conquest shall:

         (a) operate its business only in the usual, regular and ordinary manner, on a basis consistent with past practice and, to the extent consistent with such operation, use its reasonable efforts to preserve its present business organization intact, keep available the services of its present employees, preserve its present business relationships and maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business;

         (b) maintain its inventory of supplies, parts and other materials and keep its books, accounts, files and records in the usual, regular and ordinary manner, on a basis consistent with past practice, and comply with and perform in all material respects all laws and contractual and other obligations applicable to Conquest's business;

         (c) maintain in full force and effect adequate insurance with respect to Conquest's business and the employees of Conquest covering risks customarily insured by similar businesses;

         (d) not enter into any contract, agreement or other commitment which involves aggregate consideration in excess of $10,000 except for purchases and sales of inventories and advertising promotion in the ordinary course of business consistent with past practice;

         (e) except as required by applicable law or to the extent required under existing employee benefit plans, agreements or arrangements as in effect on the date of this Agreement, not (i) increase the compensation or fringe benefits of any of Conquests' officers or employees, except for increases, in the ordinary course of business, in salary or wages of employees who are not officers, (ii) except in the ordinary course of business grant any severance or termination pay, (iii) hire, except in the ordinary course of business, any new employees or consultants, or (iv) enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any past or present officers or employees;

         (f) not dispose of or abandon any of the Conquest assets, other than the disposition of obsolete or worn-out equipment or machinery in the ordinary course of business, consistent with past practice;

         (g) not (i) permit or allow any of the Conquest assets to become subject to any Liens, or (ii) waive any material claims or rights relating to the Conquest business or assets;

         (h) not acquire or agree to acquire outside the ordinary course of business any assets that are material, individually or in the aggregate, to the Conquest business, or make or agree to make any capital expenditures except for capital expenditures not in excess of $10,000 for any individual expenditure and $50,000 in the aggregate;

         (i) not transfer any rights of material value of the Conquest business or modify or change in any material respect any existing license, lease, contract or other document relating to the operations of the Conquest business, other than in the ordinary course of business consistent with past practice;

         (j) not change any material accounting principle that would affect the Balance Sheet;

         (k) not pledge or otherwise use any Conquest assets as collateral or security for any indebtedness of Conquest or any other Person other than liens arising in the ordinary course of business under existing agreements that are released prior to the Closing;

         (m) pay all trade payables, accrued expenses (including legal and other professional fees and the finders fees identified in Schedule 4.2(g) attached hereto) and payroll and other taxes in accordance with past practice and all applicable terms thereof and legal requirements; and

         (n) not authorize any of, or commit or agree to take any of, the foregoing prohibited actions.

         5.5 CONDUCT OF NIC PENDING THE CLOSING DATE. NIC agrees that, except with the prior written consent of the Conquest Members, prior to the Closing Date NIC shall:

         (a) operate the NIC Assets only in the usual, regular and ordinary manner, on a basis consistent with past practice and, to the extent consistent with such operation, use its reasonable efforts to preserve the NIC Assets intact, and comply with and perform in all material respects all laws and contractual and other obligations applicable to the NIC Assets;

         (b) not dispose of or abandon any of the NIC Assets, permit or allow any of the NIC Assets to become subject to any Liens, or waive any material claims or rights relating to the NIC Assets;

         (c) not transfer any rights of material value of the NIC Assets or modify or change in any material respect any existing license, contract or other document relating to the operations of the NIC Assets, other than in the ordinary course of business consistent with past practice;

         (d) not pledge or otherwise use any NIC Assets as collateral or security for any indebtedness of NIC or any other Person other than liens arising in the ordinary course of business under existing agreements that are released prior to the Closing; and

         (e) not authorize any of, or commit or agree to take any of, the foregoing prohibited actions.

         5.6 PUBLIC STATEMENTS. Before any party shall release any information concerning this Agreement or the matters contemplated hereby which is intended for or may result in public dissemination thereof, they shall cooperate with the other parties, shall furnish drafts of all documents or proposed oral statements to the other parties, provide the other parties the opportunity to review and comment upon any such documents or statements and shall not release or permit release of any such information without the consent of the other parties, except to the extent required by applicable law or the rules of any securities exchange or automated quotation system on which its securities are traded.

         5.7      ADDITIONAL COVENANTS OF THE CONQUEST MEMBERS.

         (a) Each Conquest Member acknowledges that: (i) he has occupied a position of trust and confidence with Conquest and has become familiar with Conquest's Confidential Information; (ii) Conquest's products and services are marketed throughout the United States; (iii) Conquest competes with other businesses that are or could be located in any part of the United States; and
(iv) the confidentiality obligations and covenant not to compete set forth below are reasonable and necessary to protect and preserve the Conquest business.

         (b) For purposes of this Agreement, "Confidential Information" shall mean any and all of the following which are the subject of reasonable efforts to maintain their secrecy and which derive independent economic value (whether actual or potential) from not being generally known to other persons: compute software and programs (including object code and source code); computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, inventions and other information); inventions and ideas; successes and failures; specifications; processes; past, current and planned research and development; price lists; market studies; business plans; and other information relating to the business operations of Conquest. The following information is not regarded as confidential and is excluded from the definition of Confidential Information:

                  (i) information which at the time of disclosure to the Conquest Member was in the public domain or which, after disclosure to the Conquest Member, became part of the public domain through no action by, or fault of, the Conquest Member;

                  (ii) information which can be shown by the Conquest Member through tangible evidence to have been know to the Conquest Member at the time of disclosure and not acquired directly or indirectly as a consequence of or through his employment or ownership status with Conquest or Conquest Software, Inc.; or

                  (iii) information which was received by the Conquest Member from a third party having the legal right to transmit it.

         (c) Each Conquest Member agrees that he will not disclose or use any Confidential Information, except as required for the faithful performance of his duties to the Company and that he will take reasonable precautions against the unauthorized disclosure or use of Confidential Information.

         (d) Each Conquest Member further covenants that, in order to protect the value of the Conquest membership interests and other assets being contributed to the

Company, he shall not for a period of two (2) years from the date of this Agreement, directly or indirectly engage (whether as owner, partner, investor, employee, advisor, consultant, contracting party, referring source or otherwise) in any business anywhere in the United States that is in competition with the Company's Business (as defined in the Investors' Rights Agreement, attached hereto). This covenant not to compete includes, but is not limited to, activities with respect to software object technology design, development, sales or consulting involving systems for the filing, searching, indexing and database management of Uniform Commercial Code documents, corporation documents and records, real estate and land records, motor vehicle registration, titles, licensing and records, court documents and records, trademark registration, professional licensing and tax assessment. Notwithstanding the foregoing, a Conquest Member may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended.

                                   ARTICLE VI

                         CONDITIONS PRECEDENT TO CLOSING

         6.1 CONDITIONS TO EACH PARTY'S CLOSING OBLIGATIONS. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions on or prior to the Closing Date:

         (a) No statute, rule, regulation, executive order, decree, or preliminary or permanent injunction shall have been enacted, entered, promulgated or enforced by any state, federal or foreign court of competent jurisdiction or governmental authority which prohibits consummation of the transactions contemplated by this Agreement and the Related Agreements, whether temporary, preliminary or permanent; provided, however, that the parties hereto shall use their reasonable commercial efforts to have such order, decree or injunction vacated; and

         (b) all orders, consents and approvals of Governmental Authorities legally required for the consummation of the transactions contemplated by this Agreement shall have been obtained and be in effect at the Closing Date, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect on the assets, business or condition (financial or otherwise) of the Company.

         6.2 CONDITIONS TO THE CLOSING OBLIGATIONS OF NIC. The obligations of NIC to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following additional conditions:

         (a) the Conquest Members shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing Date, and the representations and warranties of the Conquest Members set forth in this

Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time, except to the extent that any such representation or warranty specifically speaks to a specified date, in which case such representation or warranty shall have been true and correct as of such date; and

         (b) the Company shall have all intellectual property rights necessary to conduct its business, except for such rights the failure of which to have would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the assets, business or condition (financial or otherwise) of the Company.

         6.3 CONDITIONS TO THE CLOSING OBLIGATION OF THE CONQUEST MEMBERS. The obligation of the Conquest Members to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following additional conditions:

         (a) NIC shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing Date, and the representations and warranties of NIC set forth in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time, except to the extent that any such representation or warranty specifically speaks to a specified date, in which case such representation or warranty shall have been true and correct as of such date; and

         (b) the Company shall have all intellectual property rights necessary to conduct its business, except for such rights the failure of which to have would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the assets, business or condition (financial or otherwise) of the Company.

                                   ARTICLE VII

                                   TERMINATION

         7.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing by:

         (a)      the mutual written consent of NIC and the Conquest Members;

         (b) either NIC or the Conquest Members if (i) any Governmental Authority, the consent of which is a condition to the obligations of each party hereto to consummate the transactions contemplated hereby, shall have determined not to grant its consent (or imposes material conditions with respect thereto such that the condition precedent set forth in Section 6.1(c) is incapable of being satisfied) and all appeals of such determination shall have been taken and have been unsuccessful; or (ii) any court of competent jurisdiction in the United States shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, judgment or decree shall have become final and nonappealable;

         (c) NIC if there has been a material breach by a Conquest Member of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten days following receipt by the Conquest Members of notice of such breach;

         (d) the Conquest Members if there has been a material breach by NIC of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten days following receipt by NIC of notice of such breach; or

         (e) either NIC or the Conquest Members by written notice to the other on or after February 15, 2000 if the Closing has not occurred prior to receipt of such notice.

         7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 7.1 hereof, this Agreement shall forthwith become void (except this Section 7.2, and Sections 5.6 hereof, which shall survive the termination) and there shall be no liability on the part of any parties or their respective officers or directors except for any breach of any of its obligations under Section 5.6 hereof. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any willful breach of this Agreement.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.1 INDEMNIFICATION BY NIC AND THE CONQUEST MEMBERS. NIC and each Conquest Member hereby agree to indemnify the Company and defend and hold it harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, attorneys' fees, resulting from any misrepresentation or breach of warranty or breach of covenant made by such party in this Agreement or in any document, certificate, or exhibit given or delivered to the Company pursuant to or in connection with this Agreement.

         8.2 SURVIVAL. The indemnification provisions of Section 8.1 shall survive beyond the Closing. Notwithstanding the foregoing, the obligations to indemnify the Company and to hold it harmless for misrepresentations and breaches of warranties made in this Agreement shall terminate when the applicable representation or warranty terminates pursuant to Section 4.3 hereof; provided, however, that such obligation to indemnify and hold harmless shall not terminate with respect to any item as to which the Company shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the indemnifying party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; or (iii) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses or facsimile numbers set forth below:

         If to the Conquest Members:

                  To the address set forth below the Conquest Member's signature hereto with a copy to:

                  Boardman, Suhr, Curry & Field LLP
                  Fourth Floor
                  One South Pinckney Street
                  P.O. Box 927
                  Madison, Wisconsin 53701-0927
                  Attention:  Jon C. Nordenberg
                  Telecopier: (608) 283-1709

         If to NIC:

                  Jim Dodd
                  President and Chief Executive Officer
                  National Information Consortium, Inc.
                  12 Corporate Woods
                  10975 Benson Street, Suite 390
                  Overland Park, Kansas 66210
                  Telecopier: 877-456-3468

         with a copy to:

                  Morrison & Foerster LLP
                  425 Market Street
                  San Francisco, California 94105
                  Attention: John W. Campbell III, Esq.
                  Telecopier: 415-268-7522

         9.2 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof.

         9.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         9.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

         9.5 INTERPRETATION OF AGREEMENT. The article, section and other headings of this Agreement are for convenience of reference only and shall not be construed to affect the meaning of any provision contained herein.

         9.6 NO ASSIGNMENT; SUCCESSORS AND ASSIGNS. The parties' respective rights and obligations hereunder may not be assigned, transferred, pledged, or encumbered, in any manner, direct or indirect, contingent or otherwise, in whole or in part, voluntarily or by operation of law, without the prior written consent of the other parties, provided that the foregoing shall not apply to any assignment by operation of law to any successor Person in any merger or consolidations, This Agreement shall be binding on the parties hereto and their respective successors and permitted assigns.

         9.7 EXPENSES. Except as set forth in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs.

         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first set forth above.

                               NATIONAL INFORMATION CONSORTIUM, INC.

                               By: /s/ Kevin Childress
                                   -------------------------------------------
                                     KEVIN CHILDRESS
                                     Chief Financial Officer

                               Address: National Information Consortium, Inc. 12 Corporate Woods
                                          10975 Benson Street, Suite 390
                                          Overland Park, Kansas 66210
                                          Facsimile: __________

                               CONQUEST, INC., A NIC ENTITY

                               /s/ William Birdsall
                               -------------------------------------------
                               By:             William Birdsall
                               Address:        464 Turner Driver, Suite 5

                                               Durango, CO 81301

                               CONQUEST MEMBERS:

                               William Birdsall

                               /s/ William Birdsall
                               -------------------------------------------
                               Address:        25 Lewis Mountain Lane
                                               Durango, CO 81301

                               The Nelson Family Foundation Inc.

                               /s/ Jerry Nelson
                               -------------------------------------------
                               By:             Jerry Nelson
                               Address:        8787 E. Pinnacle Peak Road

                                               Suite 200
                                               Scottsdale, AZ 85255

                               Peter Glick

                               /s/ Peter Glick
                               -------------------------------------------
                               Address:        117 Sunrise Lane
                                               Durango, CO 81301

                               Thomas Sullivan, Sr.

                               /s/ Thomas Sullivan, Sr.
                               -------------------------------------------
                               Address:        6390 E. Tanque Verde Road
                                               Tuscon, AZ 85715

                               William Eckard

                               /s/ William Eckard
                               -------------------------------------------
                               Address:        5566 Country Road, #203
                                               Durango, CO 81301